Exhibit 99.2

TIER REIT Announces First Quarter 2016 Financial Results

- Reported First Quarter FFO, Excluding Certain Items, of $0.45 Per Diluted Share -

- Affirms 2016 Guidance -

Dallas, Texas - May 9, 2016 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights

•
Reported Funds from Operations (FFO) attributable to common stockholders, excluding certain items, for the first quarter 2016 of $0.45 per diluted share, as compared to $0.35 per diluted share for the first quarter 2015

•	Earned Same Store GAAP NOI for the first quarter 2016 of $34.2 million, as compared to $30.5 million for the first quarter 2015, an increase of 11.8%

•	Earned Same Store Cash NOI for the first quarter 2016 of $30.1 million, as compared to $28.7 million for the first quarter 2015, an increase of 4.8%

•	Increased the size of the Company’s credit facility by $110 million, from $750 million to $860 million, and converted the facility from secured to unsecured

•	Sold Lawson Commons, a 436,000 square foot office building in St. Paul, Minnesota, for $68.4 million, utilizing proceeds to pay off debt

“We are very pleased with our first quarter results,” stated Scott Fordham, Chief Executive Officer and President of TIER REIT. “We have made good progress on several of our strategic objectives for 2016, including the sale of Lawson Commons and the conversion of our credit facility to unsecured. For the remainder of the year, we remain focused on occupancy, disposing of non-strategic assets, and further strengthening our balance sheet.”

First Quarter Financial Results
NAREIT-defined FFO attributable to common stockholders for the quarter ended March 31, 2016, was $20.2 million, or $0.42 per diluted share, as compared to $16.9 million, or $0.34 per diluted share, for the quarter ended March 31, 2015. FFO attributable to common stockholders, excluding certain items, for the quarter ended March 31, 2016, was $21.3 million, or $0.45 per diluted share, as compared to $17.4 million, or $0.35 per diluted share, for the quarter ended March 31, 2015.

Net loss attributable to common stockholders was $12.7 million, or $0.27 per diluted share for the quarter ended March 31, 2016, as compared to $5.9 million, or $0.12 per diluted share, for the quarter ended March 31, 2015.

Leasing Update
Occupancy at the Company’s properties was 88.9% at March 31, 2016, as compared to 89.7% at December 31, 2015. Downward pressure in occupancy is expected to continue through the third quarter of 2016 before positive movement is anticipated.

During the first quarter of 2016, the Company leased 462,000 square feet, which included 271,000 square feet of renewals, 70,000 square feet of expansion space, and 121,000 square feet of new leasing.

Additionally, the Company completed early renewals during the first quarter of approximately 76,000 square feet of space at its Houston properties that were scheduled to expire in 2017. Subsequent to quarter end, the Company leased an additional 66,000 square feet at Burnett Plaza in Fort Worth, thereby completely backfilling the 116,000 square feet being vacated by Quicksilver Resources.

Dispositions
On March 1, 2016, Lawson Commons, a 436,000 square foot office building in St. Paul, Minnesota, was sold for a total contract sales price of $68.4 million.

Financing and Capital Markets Activity
During the first quarter of 2016, the Company successfully converted its credit facility from secured to unsecured as a result of meeting certain financial covenants. In addition, the Company increased available borrowings under the credit facility from $750.0 million to $860.0 million, including a $50.0 million increase in the 5-year term loan and a $60.0 million increase in the revolving line of credit.

Aided by the proceeds from the sale of Lawson Commons, the Company paid off the $55.8 million construction loan secured by Two BriarLake Plaza, which was scheduled to mature in October 2016, and subsequent to quarter end, paid off the $23.2 million loan secured by Plaza at MetroCenter, which was scheduled to mature in July 2016. In addition, a $49.1 million construction loan (Company’s share $24.5 million), which is secured by two office properties held in a joint venture at The Domain in Austin, Texas, was refinanced, which was scheduled to mature in September 2016. As a result of these transactions, the Company reduced its remaining 2016 debt maturities to $112 million.

Distributions
For the first quarter of 2016, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on March 31, 2016, which was paid on April 8, 2016.

On May 5, 2016, the Company’s board of directors authorized a distribution for the second quarter of 2016 in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on June 30, 2016, payable on July 8, 2016.

Board of Directors
Dennis J. Martin joined the board of directors as an independent director during the first quarter. The board is currently composed of seven directors of whom six are independent, including the chairman.

2016 Outlook
The Company affirmed its 2016 outlook for NAREIT-defined FFO, as well as FFO, excluding certain items, at $1.51 to $1.57 per diluted share. This outlook reflects management’s view of current and future market conditions, including assumptions such as disposition activity, rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, and interest rates. This outlook does not include any effects related to potential acquisitions.
The Company’s 2016 outlook includes the following assumptions:

•	$200 million to $400 million of dispositions of non-strategic properties

•	Same Store Cash NOI growth of 1.0% to 3.0%

•	Same Store GAAP NOI growth of 1.0% to 3.0%

•	Lease termination fees of $1.0 million to $2.0 million

•	Straight line rent and lease incentive revenue of $11.0 million to $13.0 million

•	Above- and below-market rent amortization of $4.4 million to $5.0 million

•	General and administrative expenses, excluding certain items, of $23.5 million to $24.5 million

•	Year-end occupancy of 89.5% to 90.5%

•	Weighted average of 47.9 million shares of common stock outstanding

Supplemental Information
A copy of the Company’s supplemental information regarding its financial results and operations for the quarter ended March 31, 2016, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com. A copy may also be obtained by contacting the Investor Relations department by email to ir@tierreit.com.

Conference Call
A conference call will be held on Tuesday, May 10, 2016, at 11:00 AM Eastern time / 10:00 AM Central time. TIER REIT will host the conference call to discuss matters related to the Company’s financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed. A live audio webcast can be accessed through the Company’s website at www.tierreit.com under the “Investor Relations” section. A replay of the call will also be available on the website for 30 days.

To Participate in the Telephone Conference Call
Dial in at least five minutes prior to start time.
Domestic Call-In Number: 877.407.0789
International Call-In Number: 201.689.8562

Conference Call Playback
Call-in Number: 877.870.5176
International: 858.384.5517
Passcode: 13634158
The audio playback can be accessed through May 24, 2016.

About TIER REIT, Inc.
TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations. For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to sell certain properties, our intentions with respect to development activity, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Real estate
Land	$176,309	$179,989
Land held for development	45,059	45,059
Buildings and improvements, net	1,276,519	1,348,200
Real estate under development	5,201	—
Total real estate	1,503,088	1,573,248
Cash and cash equivalents	5,532	12,248
Restricted cash	12,756	10,712
Accounts receivable, net	78,562	76,228
Prepaid expenses and other assets	6,025	6,712
Investments in unconsolidated entities	90,000	88,998
Deferred financing fees, net	3,310	3,111
Lease intangibles, net	78,045	83,548
Other intangible assets, net	9,986	10,086
Total assets	$1,787,304	$1,864,891
Liabilities and equity
Liabilities
Notes payable, net	$1,032,973	$1,071,571
Accounts payable	834	831
Payables to related parties	294	292
Accrued liabilities	55,847	70,766
Acquired below-market leases, net	10,456	11,934
Distributions payable	8,600	8,596
Other liabilities	33,944	23,082
Total liabilities	1,142,948	1,187,072
Commitments and contingencies
Series A Convertible Preferred Stock	—	2,700
Equity
Preferred stock, $.0001 par value per share; 17,500,000 and 17,490,000 shares authorized at March 31, 2016, and December 31, 2015, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,404,980 and 47,362,372 shares issued and outstanding at March 31, 2016, and December 31, 2015, respectively	5	5
Additional paid-in capital	2,603,564	2,600,193
Cumulative distributions and net loss attributable to common stockholders	(1,944,022)	(1,922,721)
Accumulated other comprehensive loss	(16,732)	(3,860)
Stockholders’ equity	642,815	673,617
Noncontrolling interests	1,541	1,502
Total equity	644,356	675,119
Total liabilities and equity	$1,787,304	$1,864,891

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Rental revenue	$68,478	$75,819
Expenses
Property operating expenses	20,485	25,179
Interest expense	12,240	16,522
Real estate taxes	11,064	11,644
Property management fees	284	2,332
Asset impairment losses	4,826	132
General and administrative	6,504	6,414
Depreciation and amortization	32,044	30,022
Total expenses	87,447	92,245
Interest and other income	274	145
Loss on early extinguishment of debt	—	(36)
Loss from continuing operations before income taxes, equity in operations of investments, and gain on sale of assets	(18,695)	(16,317)
Benefit (provision) for income taxes	(182)	76
Equity in operations of investments	415	243
Loss from continuing operations before gain on sale of assets	(18,462)	(15,998)
Discontinued operations
Income from discontinued operations	—	1,490
Gain on sale of discontinued operations	—	8,606
Discontinued operations	—	10,096
Gain on sale of assets	5,739	—
Net loss	(12,723)	(5,902)
Noncontrolling interests in continuing operations	16	27
Noncontrolling interests in discontinued operations	—	(17)
Net loss attributable to common stockholders	$(12,707)	$(5,892)
Basic and diluted weighted average common shares outstanding (1)	47,389,591	49,891,436
Basic and diluted earnings (loss) per common share: (1)
Continuing operations	$(0.27)	$(0.32)
Discontinued operations	—	0.20
Basic and diluted loss per common share	$(0.27)	$(0.12)

Distributions declared per common share (1)	$0.18	$—

Net income (loss) attributable to common stockholders:
Continuing operations	$(12,707)	$(15,971)
Discontinued operations	—	10,079
Net loss attributable to common stockholders	$(12,707)	$(5,892)
Comprehensive loss:
Net loss	$(12,723)	$(5,902)
Other comprehensive loss: unrealized loss on interest rate derivatives	(12,880)	(4,556)
Comprehensive loss	(25,603)	(10,458)
Comprehensive loss attributable to noncontrolling interests	24	18
Comprehensive loss attributable to common stockholders	$(25,579)	$(10,440)
__________________________
(1) Amounts have been adjusted retroactively to reflect a one-for-six reverse stock split effected on June 2, 2015.

Calculation of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2016	March 31, 2015
Net loss	$(12,723)	$(5,902)
Net loss attributable to noncontrolling interests	16	10
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	31,770	30,022
Real estate depreciation and amortization from unconsolidated properties	2,045	1,287
Real estate depreciation and amortization - noncontrolling interests	(6)	—
Impairment of depreciable real estate	4,826	132
Gain on sale of depreciable real estate	(5,739)	(8,606)
Taxes associated with sale of depreciable real estate	64	—
Noncontrolling interests	(21)	(39)
FFO attributable to common stockholders	20,232	16,904

Acquisition expenses	—	2
Severance charges	493	—
Tender offer and listing costs	—	503
Loss on early extinguishment of debt	—	36
Non-cash default interest	617	—
Noncontrolling interests	(1)	(1)
FFO attributable to common stockholders, excluding certain items	$21,341	$17,444
Weighted average common shares outstanding - basic (2)	47,390	49,891
Weighted average common shares outstanding - diluted (2) (3)	47,715	50,066
Net loss per common share - basic and diluted (2) (3)	$(0.27)	$(0.12)
FFO per common share - diluted (2)	$0.42	$0.34
FFO, excluding certain items, per common share - diluted (2)	$0.45	$0.35
_______________________

(1)	Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)	Amounts have been adjusted retroactively to reflect a one-for-six reverse stock split effected on June 2, 2015.

(3)	There are no dilutive securities for purposes of calculating net loss per common share.

Same Store GAAP NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended
Same Store GAAP NOI:	March 31, 2016	March 31, 2015	Favorable/ (Unfavorable)
Revenues:
Total revenue	$58,924	$57,411	$1,513
Less: Lease termination fees	(432)	(545)	113
	58,492	56,866	1,626	2.9%
Expenses:
Property operating expenses (less tenant improvement demolition costs)	17,556	17,909	353	2.0%
Real estate taxes	9,187	8,813	(374)	(4.2)%
Property management fees	142	1,837	1,695	92.3%
Property expenses	26,885	28,559	1,674	5.9%
Same Store GAAP NOI - consolidated properties	31,607	28,307	3,300	11.7%
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,550	2,235	315	14.1%
Same Store GAAP NOI	$34,157	$30,542	$3,615	11.8%

Same Store Cash NOI:
Same Store GAAP NOI - consolidated properties	$31,607	$28,307	$3,300
Less:
Straight-line rent revenue adjustment	(2,663)	(413)	(2,250)
Above- and below-market rent amortization	(1,042)	(1,220)	178
Same Store Cash NOI - consolidated properties	27,902	26,674	1,228	4.6%
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,204	2,042	162	7.9%
Same Store Cash NOI	$30,106	$28,716	$1,390	4.8%

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI:
Net loss	$(12,723)	$(5,902)
Adjustments:
Interest expense	12,240	16,522
Asset impairment losses	4,826	132
Tenant improvement demolition costs	64	127
General and administrative	5,510	5,381
BHT Advisors termination fee and HPT Management buyout fee	—	—
Tender offer and listing costs	—	503
Amortization of restricted shares and units	994	535
Straight-line rent expense adjustment	—	(7)
Acquisition expense	—	2
Real estate depreciation and amortization	31,770	30,022
Depreciation and amortization of non-real estate assets	274	—
Interest and other income	(274)	(145)
Loss on early extinguishment of debt	—	36
Provision (benefit) for income taxes	182	(76)
Equity in operations of investments	(415)	(243)
Income from discontinued operations	—	(1,490)
Gain on sale of discontinued operations	—	(8,606)
Gain on sale of assets	(5,739)	—
Net operating income of non-same store properties	(4,670)	(7,939)
Lease termination fees	(432)	(545)
Same store GAAP NOI of unconsolidated properties (at ownership %)	2,550	2,235
Same Store GAAP NOI	34,157	30,542
Straight-line rent revenue adjustment	(2,663)	(413)
Above- and below-market rent amortization	(1,042)	(1,220)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(346)	(193)
Same Store Cash NOI	$30,106	$28,716

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions or as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity.